UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2023

CRESTWOOD EQUITY PARTNERS LP

(Exact name of Registrant as specified in its charter)

DELAWARE	001-34664	43-1918951
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

811 Main St., Suite 3400

Houston, TX 77002

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (832) 519-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CEQP	New York Stock Exchange
Preferred Units representing limited partner interests	CEQP-P	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2023, the Board of Directors (the “Board”) of Crestwood Equity GP LLC, the general partner of Crestwood Equity Partners LP (the “Partnership”) approved the Second Amendment (the “Amendment”) to the Crestwood Equity Partners LP 2018 Long Term Incentive Plan (the “Plan”). Pursuant to the Amendment, if a participant is Involuntary Terminated during the twelve (12) month period immediately following the date a Change of Control (as defined in the Plan) occurs, then all the participant’s awards shall become fully vested on the date of such termination. A participant is “Involuntarily Terminated” if the participant’s employment or service is terminated by the Partnership without Employer Cause (as defined in the participant’s Award Agreement or, if not defined, as determined by the Compensation Committee in its sole discretion) or by the participant due to Employee Cause (as defined in the participant’s Award Agreement, to the extent such provision is included in the participant’s Award Agreement).

The foregoing summary of the material provisions of the Amendment is intended to be general in nature and is qualified by the full text of the Amendment, which is incorporated by reference herein as an exhibit this Form 8-K.

Additionally, on January 6, 2023, Crestwood Operations LLC (“Employer”) entered into a 2023 Omnibus Amendment to each Executive Employment Agreement for each of Robert Phillips, Robert Halpin, Steven Dougherty, Joel Lambert, William Moore, Diaco Aviki, and John Black (“Omnibus Amendment”). Pursuant to the Omnibus Amendment, equity awards issued on or after January 1, 2023, will not become vested in connection with a Change of Control (as defined in the Plan). Such awards will, however, become vested in connection with any termination by the Employer for reasons other than Employer Cause or any resignation by the employee due to Employee Cause (each as defined in the Executive Employment Agreement). The Omnibus Amendment also makes certain additional changes to the Executive Employment Agreements, including updating the definition of “Employee Cause” in each employment agreement to provide that a change in the employee’s reporting relationship will be a basis for resignation, clarifying the manner performance awards will become vested in connection with a termination by the Employer for reasons other than Employer Cause or resignation by the employee due to Employee Cause, and conforming the terms of the confidentiality provisions to comply with changes in applicable law.

The foregoing summary of the material provisions of the Omnibus Amendment is intended to be general in nature and is qualified by the full text of the Omnibus Amendment, which is incorporated by reference herein as Exhibit 10.2 to this Form 8-K

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment to the Crestwood Equity Partners LP Long Term Incentive Plan dated as of January 6, 2023

10.2	2023 Omnibus Amendment to 2023 Employment Agreement dates as of January 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQITY PARTNERS LP

	By:	Crestwood Equity GP LLC, its General Partner,

Date: January 9, 2023	By:	/s/ Michael K. Post
Michael K. Post
Vice President, Associate General Counsel & Corporate Secretary

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